Exhibit 10.1

Deal CUSIP 68572PAA7

Revolving Loan CUSIP 68572PAB5

Term Loan CUSIP 68572PAC3

Draw Loan CUSIP 68572PAD1

AMENDMENT NO. 2 to Second Amended and Restated Credit Agreement

DATED AS OF DECEMBER 29, 2015

AMONG

ORCHIDS PAPER PRODUCTS COMPANY,

THE LENDERS,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

Amendment NO. 2 to Second Amended and Restated Credit Agreement

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of December 29, 2015, among Orchids Paper Products Company, a Delaware corporation, the undersigned Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. Capitalized terms used and not otherwise defined in this Amendment (including Exhibit A attached hereto) shall have the meanings assigned thereto in the Credit Agreement.

RECITALS

A.     The Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of June 25, 2015, pursuant to which Lenders agreed to provide the credit facilities described therein to Borrower (as amended, the "Credit Agreement").

B.     The Borrower, the Lenders and the Administrative Agent are parties to an Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015, pursuant to which the Borrower, the Lenders and the Administrative Agent agreed to amend the definition of "Change in Control" as more specifically set forth therein ("Amendment No. 1").

C.     The parties enter into this Amendment to (i) amend Schedule 1 (Commitments) attached to the Credit Agreement, (ii) amend the swap requirement covenant contained in the Credit Agreement, and (iii) provide prior written consent to the Proposed Transaction as more specifically set forth below.

AGREEMENT

The undersigned Lenders constituting the Required Lenders, the Administrative Agent and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.     Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)     The existing Schedule 1 (Commitments) attached to the Credit Agreement is deleted and replaced with Schedule 1 (Commitments) attached to this Amendment.

(b)     Section 6.25 of the Credit Agreement is hereby deleted and replaced with the following:

6.25     Swap Requirement.   Borrower shall purchase interest rate protection in a form acceptable to the Administrative Agent and the Lenders, covering a mutually agreed upon notional amount of the Term Loan and the Delayed Draw Term Loan for a period acceptable to the Administrative Agent and the Lenders. Documentation for interest rate protection shall conform to ISDA standards and must be acceptable to the Administrative Agent with respect to inter-creditor issues. The interest rate product shall be collateralized pari passu with the Lenders.

2.     No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unmodified and in full force and effect.

3.     Consent to Proposed Transaction. Borrower has advised Administrative Agent that Borrower proposes to engage in a series of transactions more specifically described on Exhibit A attached hereto (the "Proposed Transaction").  Borrower acknowledges that consummation of the Proposed Transaction without the prior written consent of Administrative Agent and the Required Lenders would result in a breach of the following Sections of the Credit Agreement: Section 6.11 (Indebtedness), 6.13 (Sale of Assets), 6.16 (Liens), 6.17 (Affiliates), and 6.22 (Further Assurances), which would result in one or more Events of Default thereunder.  Administrative Agent and the undersigned Lenders constituting the Required Lenders hereby consent to the consummation of the Proposed Transaction by Borrower and certain of its Subsidiaries and the execution and delivery by Borrower and certain of its Subsidiaries of the Proposed Transaction Documents to which Borrower and/or its Subsidiaries are a party, as required under the Credit Agreement, provided that (a) no Default or Event of Default exists under the Credit Agreement at the time of consummation of the Proposed Transaction, (b) the Proposed Transaction is consummated strictly in accordance with the material terms set forth on Exhibit A attached hereto, and (c) Borrower has provided Administrative Agent copies of all documents, agreements and other information relating to the Proposed Transaction that Administrative Agent shall reasonably request together with evidence that the parties to the Proposed Transaction have completed all conditions precedent to the effectiveness of the Proposed Transaction. The consent contained in this Section 3 is a one-time consent and shall not be construed to (x) obligate the Administrative Agent and Lenders to issue any additional or similar consent in the future, (y) constitute a consent to any violation or breach by the Borrower or any other Loan Party of any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein, or (z) prejudice any right or remedy that the Administrative Agent or any Person that is a lender at any time under the Credit Agreement may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

4.     Consent to Transfer and Release of Collateral. Administrative Agent and the undersigned Lenders constituting the Required Lenders hereby consent to (a) the transfer by Borrower of its right, title and interest in and to the Purchase Contracts to QALICB (as such terms are defined on Exhibit A attached hereto) free and clear of the security interest granted under the Security Agreement and the other Loan Documents, and (b) the release of Borrower's right, title and interest in and to the Fund Loan Documents pursuant to the terms of the Collateral Assignment of Fund Loan Documents, and to all proceeds thereof, including, without limitation, Borrower's equity interests in the CDEs, whether now owned or hereafter acquired (as such terms are defined in Exhibit A attached hereto). In connection with the foregoing, each of the undersigned Lenders constituting the Required Lenders hereby authorizes Administrative Agent to file the UCC-3 attached hereto as Exhibit B, and to execute and deliver the Intercreditor Agreement attached hereto as Exhibit C.

5.     Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and Lenders that:

(a)     The execution, delivery and performance by the Borrower of this Amendment and all other Loan Documents required to be delivered in connection with this Amendment have each been duly authorized by all necessary action, and does not contravene (i) any provision of the organizational documents of the Borrower, (ii) any law, rule, or regulation applicable to the Borrower or its properties, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject.

(b)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment and each other Loan Document required to be delivered in connection with this Amendment, except as has been duly obtained or made and are in full force and effect.

(c)     This Amendment and all other Loan Documents required to be delivered in connection with this Amendment have been duly executed and delivered by the Borrower and each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(d)     All representations and warranties made by the Borrower in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

(e)     The Borrower is in compliance with all covenants and agreements contained in Article VI of the Credit Agreement.

(f)     There have been no amendments or modifications to the Borrower's organizational documents since such documents were certified and delivered to Administrative Agent on the Effective Date.

(g)     The resolutions of the Borrower certified and delivered to Administrative Agent on the Effective Date have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

(h)     To the best of the Borrower's knowledge, no Default or Event of Default currently exists under the Loan Documents.

6.     Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that (a) all accrued but unpaid interest on the Loans as of the date hereof shall have been paid by the Loan Parties, (b) no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document, (c) each of the Borrower and Guarantors shall have delivered evidence of its authority to enter into this Amendment as well as the capacity of the individuals executing this Amendment on its behalf, (d) the Guarantors shall execute and deliver the Consent of Guarantors attached hereto to Lender, (e) all conditions precedent to closing and Source Loan, the Fund Loan and the QLICI Loans have been satisfied, (f) Borrower shall deliver to Administrative Agent an updated Schedule 5.8 to the Credit Agreement, (g) this Amendment has been executed by the Borrower and Lenders constituting the Required Lenders, and (h) the Administrative Agent shall have received such other items as it may reasonably request.

7.     Ratification and Affirmation; Conflicts. The Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement or the other Loan Documents, the provisions of this Amendment shall supersede and control.

8.     Waiver of Claims and Defenses. Borrower hereby releases, remises, acquits and forever discharges Administrative Agent and each Lender and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement or the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters, may be pleaded as a full and complete defense to any action by Borrower against any or all of the Released Parties, and may be used as the basis for a permanent injunction against any action by Borrower against any or all of the Released Parties. Borrower represents and warrants to Administrative Agent and Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

9.     No Impairment. Nothing in this Amendment shall be deemed to or shall in any manner prejudice or impair the Loan Documents, the Collateral Documents or any security granted or held by the Administrative Agent for the Obligations, except as otherwise specifically set forth in Section 4 hereof.

10.     Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.     APPLICABLE LAW.   THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

12.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

13.     Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Amendment shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

ORCHIDS PAPER PRODUCTS COMPANY,
a Delaware corporation

By:	/s/	Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ORCHIDS PAPER PRODUCTS COMPANY
OF SOUTH CAROLINA, a Delaware corporation

By:	/s/	Keith R. Schroeder
Keith R. Schroeder, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer, as Swing Line Lender and as Administrative Agent

By:	/s/ Michael Gloviak
Michael Gloviak
Assistant Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kristin Bohanan
Name:	Kristin Bohanan
Title:	Commercial Banker

SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

FIRST TENNESSEE BANK, as a Lender

By:	/s/	Bob Nieman
Bob Nieman
Senior Vice President

CONSENT OF GUARANTORS

Each of the undersigned guarantors and/or pledgors of collateral with respect to the obligations of the Borrower to the Administrative Agent and the Lenders under and pursuant to the Credit Agreement hereby: (i) acknowledges the terms of the foregoing Amendment and Amendment No. 1 and consents to the execution thereof by Borrower, (ii) represents and warrants to the Administrative Agent and the Lenders that there exists no Default or Event of Default under any Loan Document to which it is a party, (iii) reaffirms and ratifies the full force and effect and continuing validity of the Guaranty and each other Loan Document to which it is a party, (iv) joins in the waiver of claims and defenses set forth in Section 8 of the forgoing Amendment, and (v) agrees that the Guaranty to which the undersigned is a party constitutes a guaranty of the Guaranteed Obligations (as defined in the Guaranty), including, without limitation, the indebtedness and obligations under the Credit Agreement, the Notes and other Loan Documents, as modified by Amendment No. 1 and the forgoing Amendment.

Executed as of December 29, 2015.

GUARANTORS:

ORCHIDS PAPER PRODUCTS COMPANY
OF SOUTH CAROLINA

By:	/s/	Keith R. Schroeder
Keith R. Schroeder, Chief Financial Officer

ORCHIDS MEXICO (DE) HOLDINGS, LLC

By:	/s/	Keith R. Schroeder
Keith R. Schroeder
Manager

ORCHIDS MEXICO (DE) MEMBER, LLC

By:	/s/	Keith R. Schroeder
Keith R. Schroeder
Manager

OPP ACQUISITION MEXICO, S. DE R.L. DE C.V.

By:	/s/	Keith R. Schroeder
Keith R. Schroeder
Title: Manager and Legal Representative